        Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of May 14, 2025 by and among Weave Communications, Inc., a Delaware corporation (the “Parent”), Vidurama, Inc., a Delaware corporation doing business as TrueLark (the “Company”), and the undersigned shareholders of the Company (each such undersigned shareholder of the Company, a “Purchaser”, and such undersigned shareholders collectively, the “Purchasers”).
RECITALS
WHEREAS, this Agreement is being entered into in connection with the execution of that certain Agreement and Plan of Merger dated as of May 4, 2025 (as amended from time to time, the “Merger Agreement”) by and among the Parent, Project Sparrow Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (“Merger Sub”), the Company, and Srivatsan Laxman, solely in his capacity as the representative, agent and attorney-in-fact of the Stakeholders (the “Indemnifying Stakeholder Representative”) and each of Srivatsan Laxman, Supriya Rao, Eric Weeden, Tapan Kirit Patel, Umesh Singh, Umesh Singh, as Trustee for Umesh K. Singh and Niraj Singh Revocable Trust dated January 5, 2009, and Rajan Raghavan (the “Key Stakeholders”) and each of Speciale Invest Fund I and Vistra ITCL (India) Limited, acting as trustee of Pi Venture Fund I (the “AIF Stakeholders”), pursuant to which, among other things, the Purchasers will receive, pursuant to Section 2.08 and Section 2.09 of the Merger Agreement, shares of common stock, par value $0.00001 per share, of the Parent (the “Parent Shares”) as consideration in respect of the acquisition by the Parent of the Company through the merger of Merger Sub with and into Company, pursuant to which the separate corporate existence of Merger Sub shall cease and the Company shall become a wholly-owned subsidiary of the Parent (the “Merger”); and
WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, and pursuant to the terms of the Merger Agreement, the parties desire to enter into this Agreement in order to grant certain rights to the Purchasers as set forth below.
NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
1.Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1. Capitalized terms used and not otherwise defined herein that are defined in the Merger Agreement shall have the meanings given such terms in the Merger Agreement.
“Agreement” has the meaning set forth in the recitals.
“Allowed Delay” has the meaning set forth in Section 2.1(b)(ii).
“Board” means the board of directors of the Parent.
“Business Day” means a day (i) other than Saturday or Sunday and (ii) on which commercial banks are open for business in San Francisco, California and in Salt Lake City, Utah.

“Company” has the meaning set forth in the recitals.
“Effectiveness Deadline” means, with respect to the Registration Statement, ninety (90) days after the Closing Date; provided, however, that if the Parent is notified by the SEC (either orally or in writing, whichever is earlier) that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth (5th) Business Day following the date on which the Parent is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business; provided, further, that if the SEC is closed for operations due to a government shutdown or lapse in appropriations, the Effectiveness Deadline shall be extended by the same amount of days that the SEC remains closed for operations.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority.
“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Parent with the SEC.
“Holder” means any Purchaser or its permitted assignee owning or having the right to acquire Registrable Securities.
“Indemnified Person” has the meaning set forth in Section 2.4(b).
“Indemnifying Person” has the meaning set forth in Section 2.4(c).
“Parent” has the meaning set forth in the recitals.
“Parent Indemnified Persons” has the meaning set forth in Section 2.4(b).
“Participating Holder” means with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.
“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.
“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
“Registrable Date” has the meaning set forth in Section 2.1(b)(i).

“Registrable Securities” means (i) the Shares, and (ii) any Parent Shares issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, Shares. Notwithstanding the foregoing, Shares or any such Parent Shares, as applicable, shall cease to be Registrable Securities for all purposes hereunder upon the earliest to occur of the following: (a) the sale by any Person of such Shares or any such Parent Shares, as applicable, either pursuant to a registration statement under the Securities Act or under Rule 144 (or any similar provision then in effect) (in which case, only such Shares or any such Parent Shares, as applicable, sold shall cease to be Registrable Securities), (b) such Shares shall have been otherwise transferred, new certificates for such Shares not bearing a legend restricting further transfer shall have been delivered by Parent and subsequent public distribution of such Shares shall not require registration under the Securities Act, or (c) such Shares cease to be outstanding.
“Registration Statement” has the meaning set forth in Section 2.1(a).
“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC having substantially the same effect as such Rule.
“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
“SEC Guidance” means any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff under the Securities Act; provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the SEC.
“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
“Selling Stockholder Questionnaire” has the meaning set forth in Section 2.3(a).
“Shares” means the Parent Shares issued or issuable to the Purchasers pursuant to the Merger Agreement.

2.Registration Rights.
2.1Shelf Registration.
(a)Registration Statements. As soon as practicable after the Closing Date but in any event on or prior to 30 days after the Closing Date, the Parent shall use commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-3 (or if the Parent is a well-known seasoned issuer as of the filing date, a Form S-3ASR, or a prospectus supplement to an effective Form S-3ASR that shall become effective upon filing with the SEC pursuant to Rule 462(e)) (or, if Form S-3 or Form S-3ASR is not then available to the Parent, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), subject to the provisions of Section 2.1(c), for the resale of the Registrable Securities pursuant to an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (such registration statement, including such prospectus supplement, if applicable, the

“Registration Statement”). Such Registration Statement shall, subject to the limitations of Form S-3, include the aggregate amount of Registrable Securities to be registered therein.
(b)Effectiveness.
(i) The Parent shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable but in no event later than the Effectiveness Deadline (including filing with the SEC a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act) (it being agreed that if the Parent is a well-known seasoned issuer as of the filing date, the Registration Statement shall be an automatic shelf registration statement, or a prospectus supplement to an effective automatic shelf registration statement, that shall become effective upon filing with the SEC pursuant to Rule 462(e)), and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (A) such time as all of the Registrable Securities covered by such Registration Statement have been sold by the Holders, or (B) the date that all the Shares are able to be publicly sold by the Holders by relying on Rule 144 without registration (the “Registrable Date”); provided, that, the Parent will not be obligated to update the Registration Statement and no sales may be made under the applicable Registration Statement during any Allowed Delay (as defined below) of which the Holders have received notice. The Parent shall notify the Participating Holders of the effectiveness of a Registration Statement by e-mail as promptly as practicable, and shall, if requested provide the Participating Holders with copies of the final Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.
(ii) On not more than three occasions and for not more than sixty (60) consecutive days or for a total of not more than one hundred twenty (120) days, in each case in any twelve (12) month period, the Parent may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2 if (A) the negotiation or consummation of a transaction by the Parent is pending or an event has occurred, which negotiation, consummation or event, the Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Parent in the Registration Statement of material information that the Parent has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (B) the Parent determines in good faith, upon advice of legal counsel, that such suspension if necessary to delay the disclosure of material nonpublic information concerning Parent, the disclosure of which at the time is not, in the good faith opinion of Parent, in the best interests of Parent, or (C) the Parent determines in good faith, upon advice of legal counsel, that such suspension is necessary to amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Parent shall promptly (1) notify each Participating Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Participating Holder) disclose to such Participating Holder any material non-public information giving rise to an Allowed Delay, (2) advise the Participating Holders in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.
(c)In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Parent shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available; provided, that the Parent shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.
2.2Expenses. The Parent will pay all expenses associated with each Registration Statement, including filing and printing fees, the Parent’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.
2.3Obligations of the Purchasers.
(a)Notwithstanding any other provision of the Agreement, no Holder of Registrable Securities may include any of its Registrable Securities in the Registration Statement pursuant to this Agreement unless the Holder furnishes to the Parent a completed and signed a selling stockholder questionnaire in the form attached to this Agreement as Annex A (a “Selling Stockholder Questionnaire”) that contains such information regarding Purchaser, the securities of the Parent held by Purchaser and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Parent to effect the registration of the Registrable Securities, at least two (2) Business Days prior to the first anticipated filing date of any Registration Statement if such Purchaser elects to have any of its Registrable Securities included in the Registration Statement. Each Holder who intends to include any of its Registrable Securities in the Registration Statement shall promptly furnish the Parent in writing such other information as the Parent may reasonably request in writing. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 2.3(a) will be used by the Parent in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement. The Parent shall not be obligated to file more than one post-effective amendment or supplement in any sixty (60) day period following the date such Registration Statement is declared effective for the purposes of naming Holders as selling security holders who are not named in such Registration Statement at the time of effectiveness.
(b)Each Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Parent as reasonably requested by the Parent in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Parent in writing of its election to exclude all of its Registrable Securities from such Registration Statement. The Parent may require each selling Holder to furnish to the Parent a certified statement as to (i) the number of shares of Parent Shares beneficially owned by such Holder and any affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of the Parent Shares, and (iv) any other information as may be requested by the SEC, FINRA or any state securities commission. Each Holder agrees by its acquisition of such Registrable Securities that, it will not commence a disposition of Registrable Securities under the Registration Statement until such Holder has received (i) written confirmation from the Parent of the availability of the Registration Statement, or (ii) copies of the supplemented Prospectus and/or amended Registration Statement as described, and, in each case, has also received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus or Registration Statement.
(c)Each Purchaser agrees that, upon receipt of any notice from the Parent of either (i) the commencement of an Allowed Delay pursuant to Section 2.1(b) or (ii) the happening of any of the following events: (A)  the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or any order by the SEC preventing or suspending the use of any preliminary or final Prospectus or the initiation of any proceedings for such purposes, (B)  the receipt by the Parent of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction, (C)  the receipt by the Parent of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or (D) discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Parent that such dispositions may again be made and/or the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed and, if so directed by the Parent, each Holder will deliver to the Parent or destroy (at the Parent’s expense) all copies, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
2.4Indemnification.
(a) Indemnification by the Parent. Parent shall indemnify and hold harmless the Purchasers from and against any Losses to which any Purchaser may become subject (under the Securities Act or otherwise) to the extent such Losses arise out of or are based upon any untrue statement of a material fact contained in or incorporated or deemed incorporated by reference into the Registration Statement or any other document filed in accordance with this Section 2.4 or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that Parent will not be liable in any such case to the extent that any such Losses arise out of or are based upon (i) any untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by or on behalf of any Purchaser specifically for use in the preparation of the Registration Statement or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing, (ii) the use by a Purchaser of an outdated or defective Prospectus after having been notified of an Allowed Delay pursuant to the last sentence of Section 2.1(b) that the Registration Statement (as then in effect) is outdated or defective, or (iii) a Purchaser’s (or any other Indemnified Person’s) failure to deliver, or cause to delivered, any prospectus or supplement to the Registration Statement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or omission at or prior to the written confirmation of the sale of Parent Shares to such Person if such statement or omission was corrected in such prospectus or supplement.
(b)Indemnification by the Participating Holders. Each Purchaser shall, severally but not jointly with any other Purchaser, indemnify and hold harmless the Parent, the Company Group, each of their respective subsidiaries, and each of the respective Representatives of any of the foregoing (the “Parent Indemnified Persons” and with the Purchasers, “Indemnified Persons” and each an “Indemnified Person”) from and against any Losses to which any Parent Indemnified Person may become subject (under the Securities Act or otherwise) to the extent such Losses arise out of or are based upon any untrue statement of a material fact contained in or incorporated or deemed incorporated by reference into the Registration Statement or any other document filed in accordance with Section 2 hereof or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; but only to the extent that (i) such untrue statement or omission is made in reliance upon or in conformity with written information furnished to Parent by or on behalf of such Purchaser specifically for use in the preparation of the Registration Statement or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing, (ii) such Losses related to the use by such Purchaser of the Registration Statement after having been notified pursuant to Section 2.1(c) to discontinue disposition of Registrable Securities pursuant to the Registration Statement, or (iii) related to such Purchaser’s (or any other Indemnified Person’s) failure to deliver, or cause to delivered, any prospectus or supplement to the Registration Statement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or omission at or prior to the written confirmation of the sale of Parent Shares to such Person if such statement or omission was corrected in such prospectus or supplement.
(c)Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Person of notice of the commencement of any action or proceeding involving a claim of the type referred to in Section 2.4(a) or Section 2.4(b), such Indemnified Person shall, if a claim in respect thereof is to be made against another Person (the “Indemnifying Person”), give written notice to such Indemnifying Person of the commencement of such action; provided, however, that the failure of any Indemnified Person to give such notice will not relieve the Indemnifying Person of its obligations hereunder, except to the extent that the Indemnifying Person is materially prejudiced by such failure. In case any such action is brought against an Indemnified Person, the Indemnifying Person will be entitled to participate in and to assume the defense thereof, and, subject to the following sentence, after notice from the indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person will not be liable to such Indemnified Person for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. The Indemnified Person may participate in such defense at such party’s expense; provided, however, that the Indemnifying Person will pay such expense if representation of such Indemnified Person by the counsel retained by the Indemnifying Person would be inappropriate due to actual or potential conflict of interests between the Indemnified Person and any other party represented by such counsel in such proceeding; provided, further, that in no event will an Indemnifying Person be required to pay the expenses of more than one law firm as counsel for all Indemnified Parties pursuant to this sentence. If, within 30 (thirty) days after receipt of the notice, the Indemnifying Person has not elected to assume the defense of the action, the Indemnifying Person will be responsible for any legal or other expenses reasonably incurred by such Indemnified Person in connection with the defense of the action, suit, investigation, inquiry or proceeding. If the Indemnifying Person assumes the defense, the Indemnifying Person shall not have the right to settle such action without the consent of the Indemnified Person, unless the entry of a judgment or settlement contains an unconditional release of the Indemnified Person in respect of all liability in respect of such claims or litigation. An Indemnified Person may, in the defense of any such claim or litigation, consent to the entry of a judgment or enter into a settlement without the consent of the Indemnifying Person only if such judgment or settlement contains a general release of the Indemnifying Person in respect of such claims or litigation and does not involve injunctive or similar remedy likely to establish a custom or practice adverse to the continuing business interests of the Indemnifying Person.
(d)Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of

Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 2.4 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
(e)Merger Agreement. The parties hereto agree that any indemnification and contribution obligations among the parties under this Section 2.4 shall be governed by, and subject to, the provisions of Article IX of the Merger Agreement, including the indemnifications, limitations and claim procedures set forth therein, which shall be the exclusive remedies for any matters in connection with the recovery of any losses under, or in connection with, the indemnification and contribution obligations among the parties under this Section 2.4 regardless of the legal theory under which any other remedy or recourse may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, and the parties hereto agree that the Indemnified Persons shall have no remedy or recourse with respect to any of the foregoing other than pursuant to, and subject to the terms and conditions of, Article IX of the Merger Agreement.
3.Miscellaneous.
3.1Termination. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms if the Closing has not occurred; provided, that such termination of this Agreement shall not relieve any party hereto from liability in connection with any intentional breach of such party. If the Closing has occurred, this Agreement shall terminate as to any Purchaser, upon the earlier to occur of (i) the date such Purchaser no longer owns any Shares and (ii) the Registrable Date; provided, that Section 2.4 shall survive such termination of this Agreement.
3.2Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof, including its statutes of limitations. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, in the case of a federal claim as to which federal courts have exclusive jurisdiction, the Federal Court of the United States of America) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the parties hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
3.3Succession and Assignments. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void.

3.4Entire Agreement; Amendment. This Agreement and the other documents and instruments and other agreements specifically referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. To the extent permitted by applicable Laws, Parent and the Stakeholder Representative may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of Parent and the Stakeholder Representative.
3.5Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via e-mail (with confirmation of receipt), if provided below, to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice); provided that notices sent by mail will not be deemed given until received and provided, further that with respect to notices delivered to the Stakeholder Representative, such notices must be delivered solely via email by way of a PDF attachment thereto of an executed document:
(a)If to Parent, to:
1331 W Powell Way
Lehi, Utah 84043
Attention: General Counsel
Email: erin@getweave.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
95 State Street, Suite 1000
Salt Lake City, Utah 84101
Attn:    Marc Porter; Nathan Robinson
Email:    mcporter@wsgr.com; nrobinson@wsgr.com

        Exhibit 4.1
(b)If to if to the Stakeholder Representative, to:
Srivatsan Laxman
4232 Juniper Ln
Palo Alto CA 94306
Email: slaxman@truelark.com
Phone: (408) 931-4989

        Exhibit 4.1
(c)If to a Purchaser, the email address listed on such Purchaser’s signature page.
3.6Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto; provided, that the Indemnified Persons are intended third party beneficiaries of Section 2.4.
3.7Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
3.8Adjustments Affecting Shares. The provisions of this Agreement shall apply to any and all shares of capital stock of Parent or any successor or assignee of Parent (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution for the Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of Parent as so changed.
3.9Remedies. Nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereby waive the requirement of any posting of a bond in connection with the remedies described herein.
3.10WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.
3.11Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
3.12Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
3.13Extension; Waiver. Any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. The Stakeholder Representative and Parent may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, and (ii) waive compliance with any of the agreements or conditions for the benefit of such Person contained herein. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.
3.14Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.
3.15Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.
3.16Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.
3.17Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]
2

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the day and year first written above.

WEAVE COMMUNICATIONS, INC.

By:    /s/ Erin Goodsell
Name:    Erin Goodsell
Title:    Chief Legal Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the day and year first written above.

VIDURAMA, INC.

By:    /s/ Srivatsan Laxman
Name:    Srivatsan Laxman
Title:     Chief Executive Officer
[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the day and year first written above.

PURCHASER:

By:    [Purchasers]